Exhibit 5.1

Mourant Ozannes, BVI 5th Floor Waters Edge Building Wickham’s Cay II PO Box 4857 Road Town, Tortola British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

YY Group Holding Limited (NASDAQ: YYGH)
#09-13/14/15/16/17
Paya Lebar Square
Singapore 409051

27 February 2026

Our ref: 8072856/253422933/5

Dear Addressee

YY Group Holding Limited (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with the registration statement on Form F-3 and the related base prospectus (File no. 333-286705) (including any amendments or supplements, the Registration Statement) which was initially filed on 23 April 2025 with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended, the Securities Act) and declared effective on 30 April 2025.

The Registration Statement relates to an offering (the Offering) by the Company consisting of:

(a)	up to US$11,880,000 in aggregate principal amount of 8% OID convertible promissory notes (the Convertible Notes) convertible into Class A Ordinary shares of no par value in the Company (the Note Shares); and

(b)	warrants of the Company (the Warrants, together with together with the Convertible Notes, the Securities) to purchase up to 161,500,814 Class A Ordinary shares of no par value in the Company (the Warrant Shares, together with the Note Shares, the Shares).

The Company has asked us to provide this opinion in connection with the Offering and the issuance of the Securities and the Shares.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the Company’s certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (as amended and restated on 16 January 2026, the M&A) obtained from the Company Search (defined below);

(c)	the resolutions in writing of the directors of the Company passed on 27 February 2026 (the Director Resolutions);

(d)	a certificate of the Company’s registered agent dated 20 February 2026 (the Registered Agent’s Certificate);

(e)	a copy of the Company’s register of directors (the Register of Directors) which was affixed to the Registered Agent’s Certificate;

Mourant Ozannes, BVI is a British Virgin Islands partnership

(f)	a copy of the Company’s shareholder list dated 10 February 2026 (the Register of Members) provided by the Company’s transfer agent; and

(g)	a certificate of good standing for the Company dated 27 February 2026 issued by the Registrar (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9:00am on 27 February (BVI time) 2026 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9:00am (BVI time) on 27 February 2026 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act (Revised Edition) 2020;

(e)	Company Records means the Certificate of Incorporation, the M&A, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent’s Certificate;

(f)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Insolvency Act means the Insolvency Act (Revised Edition) 2020;

(h)	insolvent has the meaning given in the Insolvency Act;

(i)	non-assessable means, in relation to a Share, that the purchase price for which the Company agreed to issue that Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Share;

(j)	Prospectus means the prospectus that forms part of the Registration Statement, as amended and supplemented;

(k)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(l)	Securities Document means any purchase, underwriting, warrant, note, escrow or similar agreement entered into by the Company relating to the issuance and sale of Securities and Shares; and

(m)	signed means that a document has been duly signed or sealed.

Mourant Ozannes, BVI is a British Virgin Islands partnership

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the Securities and the Shares in accordance with the Registration Statement and each applicable Securities Document, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director’s powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and each applicable Securities Document, in accordance with the M&A and the Companies Act;

2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and all necessary corporate action will be taken to authorise and approve any issuance of the Securities and the Shares;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	each party to each Securities Document entered (or to be entered) into relating to the issuance of Securities and Shares has (or will have):

(a)	the capacity and power;

(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Securities Document;

2.7	the Registration Statement has been duly authorised and approved by the Company and the factual representations made in the Registration Statement and other documents reviewed by us are accurate and complete.

2.8	each applicable Securities Document relating to the issuance of any Securities or Shares has been or will be duly authorised and executed by each party to it;

Mourant Ozannes, BVI is a British Virgin Islands partnership

2.9	there are no documents or arrangements to which the Company is party (or will become party to) or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by or which prohibit the Company’s entry into, or performance of its obligations under, the Registration Statement or the issuance of the Securities or Shares;

2.10	the Company has executed, or will execute each document and has done, or will do, each other act and thing, that it is required to execute or do under the Registration Statement or each applicable Securities Document in connection with the issuance of the Securities or Shares;

2.11	the Securities and Shares will be authorised, issued and delivered in accordance with (and the terms of the issuance and sale of those Securities will be duly established in conformity with) the Director Resolutions, all applicable laws, the M&A, the Registration Statement and each applicable Securities Document;

2.12	the Company will receive the consideration provided for in the applicable Securities Document relating to the issuance of any Securities or Shares;

2.13	each Securities Document is (or will be) in full force and effective, legal, binding and enforceable under all applicable laws at the time that the relevant Securities or Shares are issued;

2.14	the Company was not insolvent and will not become insolvent (as defined in the Insolvency Act) as a result of executing, or performing its obligations under, any document relating to the issuance of any Securities or Shares (including the Registration Statement) or each applicable Securities Document, and at the time the Company issues the Securities or Shares (or any of them), no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.15	at all times the affairs of the Company have been conducted in accordance with the Companies Act and the M&A;

2.16	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act, 2001 (as amended));

2.17	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.18	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.19	each party to each Securities Document (other than, as a matter of the laws of the BVI, the Company where it is a party) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Securities Document;

2.20	each Securities Document has been, or will be, authorised and executed by each party to it (other than, as a matter of the laws of the BVI, the Company where it is a party);

2.21	the obligations of each party under each Securities Document to which it is (or to which it comes) party are (or will be) legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

Mourant Ozannes, BVI is a British Virgin Islands partnership

2.22	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.23	the choice of the governing law of each Securities Document has been (or will be) made in good faith;

2.24	no recipient of Securities or Shares will carry out any of its obligations under any Securities Document in, or from within, the BVI;

2.25	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.26	the Company Records were, and remain at the date of this opinion, accurate and complete;

2.27	no monies paid to or for the account of any person in relation to any Securities, Shares or property received or disposed of by any person in relation to any Securities or Shares (including under each applicable Securities Document), represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)); and

2.28	none of the Securities or Shares have or will be offered or issued to residents of the BVI.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of the Securities: the issuance of the Securities has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the Securities have been duly established in conformity with M&A, the Director Resolutions and each applicable Securities Document.

3.3	Issuance of the Note Shares:

(a)	the Company has duly authorised the issuance of the Note Shares; and

(b)	following the conversion of the Convertible Notes and when (i) the terms of the issuance of the Note Shares have been duly established in conformity with the M&A, the Companies Act and the Convertible Note, (ii) those Note Shares have been issued and delivered as contemplated by the Registration Statement (including the Prospectus) and the Convertible Note, (iii) the Company has received the consideration provided for (and to be credited in respect of) those Note Shares, and (iv) the name of the relevant shareholder(s) is entered in the Company’s register of members, such Note Shares will be validly issued, fully paid and non-assessable.

Mourant Ozannes, BVI is a British Virgin Islands partnership

3.4	Issuance of the Warrant Shares:

(a)	the Company has duly authorised the issuance of the Warrant Shares; and

(b)	following the exercise of the Warrants and when (i) the terms of the issuance of the Warrant Shares have been duly established in conformity with the M&A, the Companies Act and the Warrants, (ii) those Warrant Shares have been issued and delivered as contemplated by the Registration Statement (including the Prospectus) and the Warrants, (iii) the Company has received the consideration provided for (and to be credited in respect of) those Warrant Shares, and (iv) the name of the relevant shareholder(s) is entered in the Company’s register of members, such Warrant Shares will be validly issued, fully paid and non-assessable.

3.5	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

3.6	Authorised shares: based solely on our review of the M&A, the Company is authorised to issue an unlimited number of no par value shares, which shall be divided as follows:

(a)	Class A ordinary shares of no par value each; and

(b)	Class B ordinary shares of no par value each (up to a maximum number of 5,000,000 Class B ordinary shares of no par value each),

or any combination of the above types of shares, or any combination of the above classes of shares.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Any issuance of securities in the Company must be approved by the directors of the Company in accordance with the M&A.

4.3	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.4	Under the Companies Act, a company is of good standing if the Registrar is satisfied that:

(a)	the company is listed on the register of companies maintained by the Registrar;

(b)	the company has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	the company has, where applicable, filed with the Registrar a copy of its register of members in accordance with section 43A of the Companies Act or is not yet due to file its register of members with the Registrar;

(d)	the company has, where applicable, filed with the Registrar a copy of its register of directors in accordance with section 118B of the Companies Act or is not yet due to file its register of directors with the Registrar;

(e)	the Registrar has not received any notification, pursuant to section 98A(4) of the Companies Act, that the company has failed to file its annual return (as defined in the Companies Act) where applicable; and

(f)	the company has, where applicable, filed with the Registrar beneficial ownership information in accordance with section 96A(2) of the Companies Act or is not yet due to file the beneficial ownership information with the Registrar.

Mourant Ozannes, BVI is a British Virgin Islands partnership

4.5	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.6	The requirement for a BVI company to file an annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act does not apply to:

(a)	a listed company;

(b)	a company that is regulated under a financial services legislation and provides financial statements to the British Virgin Islands Financial Services Commission in accordance with the requirements of that financial services legislation;

(c)	a company that files its annual tax return to the Inland Revenue Department accompanied by the company’s financial statements; and

(d)	a company in liquidation (unless the annual return has become due prior to the commencement of the liquidation).

4.7	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system or that have been filed but did not appear on the High Court’s judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.8	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Securities.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

Mourant Ozannes, BVI is a British Virgin Islands partnership

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Securities while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibits 5.1 and 23.1 to the Registration Statement; and

(b)	reference to us being made in the section of the Prospectus under the heading Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes, British Virgin Islands

Mourant Ozannes, British Virgin Islands

Mourant Ozannes, BVI is a British Virgin Islands partnership